SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):   March 25, 2009

SUNWIN INTERNATIONAL NEUTRACEUTICALS, INC.

 (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Nevada	000-53595	56-2416925
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

6 Shengwang Ave, Qufu, Shandong, China 273100

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

(86) 537-4424999
(ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into A Material Agreement.
Item 2.01	Completion Of Acquisition Or Disposition Of Assets.

On March 25, 2009, Sunwin International Neutraceuticals, Inc.’s (the “Company”) wholly owned subsidiary, QuFu Natural Green Engineering Co., Ltd., a limited liability company organized under the laws of the Peoples Republic of China (“Qufu Natural Green”) entered into an Acquisition Agreement (the “Agreement”) with Qufu Shengren Pharmaceutical Co., Ltd., a limited liability company organized under the laws of the Peoples Republic of China (“Qufu Shengren”) and its shareholders (the “Qufu Shengren Shareholders”).  Qufu Shengren was formed as a Chinese limited liability company in December 2003 with registered capital of $3,700,000.  Qufu Shengren is engaged in the production and distribution of bulk drugs and pharmaceuticals.

Under the terms of the Agreement, Qufu Natural Green will acquire a 100% interest in Qufu Shengren for a price of $3,097,242 which it will pay in cash at closing (the “Qufu Shengren Acquisition”).  The purchase price of Qufu Shengren is equal to the value of the assets of Qufu Shengren as determined by an independent asset appraisal in accordance with government-issued assets appraisal principles in China.

Qufu Natural Green is utilizing its cash on hand to acquire Qufu Shengren.  Upon completion of the Qufu Shengren Acquisition, the Qufu Shengren Shareholders will purchase up to 21,434,201 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”) at a price of $.145 per share no later than April 30, 2009 (the “Qufu Shengren Sale”).  The number of shares which Qufu Shengren Shareholders may purchase from the Company represents approximately 14.4% of the issued and outstanding Common Stock of the Company.

Item 3.02	Unregistered Sales of Equity Securities.

On March 25, 2009, the Company entered into a Stock Sale and Purchase Agreement with the Qufu Shengren Shareholders to purchase up to 21,434,201 (the “Shares”) of the Common Stock of the Company at a price of $.145 per share, representing approximately 14.4 % of the issued and outstanding Common Stock of the Company (the “Shengren Stock Sale”).  The Shengren Stock Sale was made in reliance on the exemption from registration provided by Section 4(2) of the Securities Act of 1933. No commissions were paid for the Shengren Stock Sale. The sale of the Shares to the Qufu Shengren Shareholders, when completed, will qualify for exemption under Section 4(2) of the Securities Act of 1933 since the sale by the Company did not involve a public offering. The Qufu Shengren Shareholders are sophisticated investors and had access to information normally provided in a prospectus regarding the Company. The offering was not a public offering as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. The Company did not undertake an offering in which it sold a high number of shares to a high number of investors. In addition, the Qufu Shengren Shareholders had the necessary investment intent as required by Section 4(2) since the Qufu Shengren Shareholders agreed to allow the Company to include a restrictive legend on any of the Shares acquired stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. These restrictions ensure that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, the Company will have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for the above transaction when such transaction is completed.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Acquisition Agreement dated March 25, 2009 by and among QuFu Natural Green Engineering Co., Ltd. and Qufu Shengren Pharmaceutical Co., Ltd. and its shareholders.
10.2	Stock Sale And Purchase Agreement dated March 25, 2009 between Sunwin International Neutraceuticals, Inc. and Qufu Shengren Pharmaceutical Co., Ltd. and its shareholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Sunwin International Neutraceuticals, Inc.

Date: March 25, 2009	By:	/s/ Dongdong Lin
Dongdong Lin
Chief Executive Officer